Sigma Labs Announces Full Year 2018 Financial Results

Conference call today, April 1, 2019 at 9:00 am eastern time

SANTA FE, N.M. – April 1, 2019 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs” or the “Company”), a provider of quality assurance software under the PrintRite3D® brand, today announced financial results for the fiscal year ended December 31, 2018.

Highlights for 2018 and 2019 Developments

●	Demonstrated proof of concept for closed loop quality control during metal additive manufacturing. Using Sigma’s PrintRite3D® technology, the system operates by monitoring the process output and extracting process metrics. The process metrics are then compared to baseline metrics. The system then determines what process input parameter values need to be changed and implements those remedial changes in real time.

●	Launched PrintRite3D® 4.0 Product Suite with its patent-applied-for TED and TEP features enabling rapid AM machine optimization (TED) and in process quality assurance including signatures of precursors of developing quality anomalies (TEP).

●	Concurrent with the PrintRite3D® 4.0 release, the Company introduced its Rapid Test and Evaluation Program enabling qualifying customers to “try before they buy.”

●	Entered into a Cooperative Research and Development Agreement (CRADA) with the National Institute of Standards and Technology (NIST) to help develop Additive Metal Manufacturing Standards in the U.S.

●	Awarded contract for its PrintRite3D® hardware, software and engineering services by a federally funded organization involved in the space industry.

●	Awarded a Rapid Test and Evaluation Program contract with a leading global materials and service provider in additive manufacturing (AM).

●	Awarded Rapid Test and Evaluation Program contract win in the Oil and Gas Industry with a leading provider of integrated oilfield products, services and digital solutions.

●	Awarded three U.S. Patents, US 9,999,924, US 10,207,489 and US 10,226,817, that provide protections for methods of assuring part quality using real time data from multiple sensor types.

●	Closed offerings for total gross proceeds of $5,351,220; $3,390,100 in 2018 and $1,961,120 in 2019.

●	Darren Beckett and Dr. Martin Piltch assumed responsibilities of retiring CTO and Founder, Mark Cola.

●	Hired a Germany-based Business Development Manager and a London based Applications Engineer to facilitate our continued expansion into the European market.

●	Hired a U.S.-based Business Development Manager, North and South America.

●	Joined Manufacturing Technology Centre to advance industrialization of Additive Manufacturing with in-process quality control.

●	Sigma Labs and Fraunhofer IAPT announced a collaborative research and development agreement to test and validate the use of the PrintRite3D’s In-Process-Quality-Assurance suite to identify and quantify machine and process inconsistencies as well as to define in-process defect thermal signatures in the part formation process and correlate them to CT scan results. Also named a member of the Additive Alliance of Fraunhofer IAPT, a leading network for Additive Manufacturing (AM). As the first US company to be granted a membership in the Alliance, Sigma Labs becomes part of the global research consortium to advance the development and implementation of AM.

“2018 was a momentous and, we believe, decisive year for our company. We completed a 17-month transition from an R&D company fielding an R&D tool into a Technology Commercialization company that introduced a commercial-industrial version of our PrintRite3D in November 2018. Sigma then commenced rolling out this technology through a Rapid Test and Evaluation Program directed at companies that manufacture or buy metal 3D manufactured parts and demand quality assurance solutions to improve yields and product risks that are below their companies’ high standards,” said John Rice, CEO of Sigma Labs. “The release to market of our TED and TEP tools was a seminal moment for us as it means that now we can give our customers the ability to identify inherent ‘built-in’ inconsistencies in 3D metal manufacturing equipment performance, allowing them to immediately address these inconsistencies, and we can discern the signatures of precursors of quality anomalies in real time before most of these first emerging problems spoil part quality. In 2018, we announced our successful proof of concept of closed loop control. Our Ted and TEP tools are essential for discerning and characterizing the information required by a closed loop control system. We are pleased with our progress and our pathway here.”

“In 2018, we also entered into and expanded our customer footprint in new industry verticals, including the Oil and Gas industry, as we implemented our increasingly successful Rapid Test and Evaluation Program approach to market growth. We also were awarded a contract for hardware, software and engineering services by a federally funded organization involved in the space industry. In order to expand our international sales opportunities, we hired a Business Development Manager who headquarters in Munich, Germany, an Applications Engineer who headquarters in Kingston upon Hull, England and a Business Development Manager for the Americas. While U.S. manufacturing employment has declined over the past 25 years, the future outlook for technologies like 3D metal manufacturing appears to be very bright. Taken alone, the U.S. manufacturing sector would be the ninth-largest economy in the world, according to the National Association of Manufacturers, in a new report issued by IndustryWeek Custom Research and Kronos Incorporated. To achieve their growth targets, manufacturers are investing in areas that will improve productivity and speed responsiveness and Sigma Labs now has a suite of products and services that can meet important unfilled niches of these needs,” Mr. Rice concluded.

2018 Full Year Financial Results

During the fiscal year ended December 31, 2018, we recognized revenue of $388,574 as compared to $641,049 recognized in 2017, a $252,475 reduction resulting from the shift from an emphasis on government and private industry funded research and development sales to our Rapid Test and Evaluation Program (“RTEP”).

Cost of sales for 2018 were $270,107 as compared to $272,372 in 2017, a decrease of $2,265. This results from a combination of higher optics and software systems costs of our PrintRite3D® 4.0 Product Suite and the additional travel costs associated with the onsite collaboration required with RTEP.

Sigma’s operating expenses for that twelve months ended December 31, 2018, were $5,687,271 as compared to $4,267,654 for the twelve months of fiscal 2017, a $1,419,617 increase. This increase resulted primarily from a combination of the requisite increase in salary and related costs of a 33% increase in employee count, the accrual of severance costs under executive employment agreement, increased internal R&D costs, higher travel cost for both business development outreach and onsite collaboration activities of RTEP and a more robust stock-based compensation program for both directors and employees in 2018.

The combination of lower sales revenue, higher cost of product and increased operations costs, discussed above, resulted in an operating loss of $5,568,804 in 2018 compared to a loss of $4,051,990 in 2017.

In 2018, our net other income and expense was a net expense of $5,359 compared to net expense of $525,526 in 2017. The 2017 expense was largely due to the non-cash adjustments required for the revaluation of derivatives and amortization of debt discounts related to debt and equity financing activities in that year.

As of December 31, 2018, we had $1,279,782 in cash and had a working capital surplus of $1,747,836, as compared with $1,515,674 in cash and a working capital surplus of $2,656,695 as of December 31, 2017.

Investor Conference Call

Management will host a conference call today, April 1, 2019 at 9:00 am eastern time to review financial results and corporate highlights. Following management’s formal remarks, there will be a question and answer session.

To listen to the call by phone, interested parties within the U.S. should call 1-844-802-2441 and International callers should call 1-412-317-5134. All callers should ask for the Sigma Labs conference call. The conference call will also be available through a live webcast at www.sigmalabsinc.com. Details for the webcast may be found on the Company’s IR events page at: http://client.irwebkit.com/sigmalabsinc/events.

A replay of the call will be available approximately one hour after the end of the call through May 1, 2019. The replay can be accessed via Sigma Labs’ website or by dialing 877-344-7529 (domestic) or 412-317-0088 (international) or Canada Toll Free at 855-669-9658. The replay conference ID number is 10129976. The webcast replay will be available through July 1, 2019.

About Sigma Labs

Sigma Labs, Inc. is a provider of quality assurance software under the PrintRite3D® brand and a developer of advanced, in-process, non-destructive quality assurance software for commercial firms worldwide seeking productive solutions for advanced manufacturing. For more information please visit us at www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 17, 2018 and which may be viewed at http://www.sec.gov.

Investor Relations Contact:

Bret Shapiro

Managing Director

CORE IR

561-479-8566

brets@coreir.com

Sigma Labs, Inc.

Condensed Balance Sheets

(Unaudited)

	December 31, 2018	December 31, 2017

ASSETS
Current Assets:
Cash	$1,279,782	$1,515,674
Accounts Receivable, net	38,800	104,538
Note Receivable, net	121,913	788,500
Inventory	240,086	192,705
Prepaid Expenses	67,255	55,278
Total Current Assets	1,747,836	2,656,695

Other Assets:
Property and Equipment, net	277,944	411,643
Intangible Assets, net	404,978	294,396
Investment in Joint Venture	500	500
Prepaid Stock Compensation	-	31,576
Total Other Assets	683,422	738,115
TOTAL ASSETS	$2,431,258	$3,394,810

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$217,488	$100,884
Dividends Payable - Preferred	-	-
Notes Payable, net	50,000	100,000
Deferred Revenue	51,498	35,680
Accrued Expenses	376,833	146,330
Total Current Liabilities	695,819	382,894
TOTAL LIABILITIES	695,819	382,894

Stockholders’ Equity
Preferred Stock, $0.001 par; 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common Stock, $0.001 par; 22,500,000 shares authorized; 8,776,629, and 4,978,929 issued and outstanding, respectively	8,777	4,979
Additional Paid-In Capital	21,501,407	17,192,394
Accumulated Deficit	(19,774,745)	(14,185,457)
TOTAL STOCKHOLDERS’ EQUITY	1,735,439	3,011,916
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,431,258	$3,394,810

Sigma Labs, Inc.

Condensed Statements of Operations

(Unaudited)

	Twelve Months Ended
	December 31, 2018	December 31, 2017

REVENUES	$388,574	$641,049

COST OF REVENUES	270,107	272,372

GROSS PROFIT (Loss)	118,467	368,677

EXPENSES
Salaries & Benefits	2,056,584	1,509,672
Stock-Based Compensation	1,145,530	719,796
Operating & R&D Costs	493,410	302,043
Investor & Public Relations	633,035	554,990
Legal & Professional Services Fees	564,854	563,300
Office Expense	466,657	324,920
Depreciation & Amortization	192,374	196,943
Other Operating Expenses	134,827	95,989
Total Expenses	5,687,271	4,267,654
OPERATING INCOME (LOSS)	(5,568,804)	(3,898,977)

OTHER INCOME (EXPENSE)
Interest Income	35,178	40,107
State Incentives	-	154,568
Change in fair value of derivative liabilities	-	(186,908)
Exchange Rate Gain (Loss)	162	-
Interest Expense	(3,966)	(161,852)
Loss on Disposal of Assets	(36,733)	(13,161)
Debt Discount Amortization	-	(358,280)
Total Other Income (Loss)	(5,359)	(525,526)

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,574,163)	(4,424,503)

Provision for income Taxes	-	-

Net Loss	$(5,574,163)	$(4,424,503)

Preferred Dividends	(15,125)	-

Net Loss applicable to Common Stockholders	$(5,589,288)	$(4,424,503)

Net Loss per Common Share - Basic and Diluted	$(0.81)	$(1.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted	6,898,047	4,403,479

Sigma Labs, Inc.

Condensed Statements of Cash Flows

For the Periods Ended

(Unaudited)

	December 31, 2018	December 31, 2017
OPERATING ACTIVITIES
Net Loss	$(5,574,163)	$(4,424,503)

Adjustments to reconcile Net Income (Loss) to Net Cash used in operating activities:
Noncash Expenses:
Depreciation and Amortization	192,374	196,943
Stock Based Compensation	1,145,530	719,796
Loss on Writeoff of Assets	36,733	13,161
Refund on Write-off of Asset	-	15,700
Gain/Loss on Change in Derivative Balance	-	186,908
Original Issue Discount Amortization	-	88,442
Debt Discount Amortization	-	358,280
Change in assets and liabilities:
Accounts Receivable, net	65,738	183,698
Interest Receivable	34,390	-
Inventory	(24,844)	(5,464)
Prepaid Assets	(1,652)	(16,957)
Accounts Payable	116,604	(11,291)
Deferred Revenue	15,818	32,365
Accrued Expenses	230,501	24,529
NET CASH USED IN OPERATING ACTIVITIES	$(3,762,971)	$(2,638,393)

INVESTING ACTIVITIES
Purchase of Furniture and Equipment	(79,116)	(69,463)
Purchase of Intangible Assets	(149,409)	(70,997)
Notes Receivable	632,197	(788,500)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	403,672	(928,960)

FINANCING ACTIVITIES
Proceeds from issuance of Series B Convertible Preferred & Warrants	1,000,000	-
Proceeds from issuance of Series C Convertible Preferred & Warrants	350,000	-
Proceeds from issuance of Common Stock and Warrants	2,040,100	5,823,300
Less Offering Costs	(443,700)	(750,664)
Payments on Notes Payable	-	(500,000)
Proceeds from Exercise of Warrants	192,132	112,000
Dividends on Preferred	(15,125)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,123,407	4,684,636

NET CASH INCREASE (DECREASE) FOR PERIOD	$(235,892)	$1,117,283

CASH AT BEGINNING OF PERIOD	$1,515,674	$398,391

CASH AT END OF PERIOD	$1,279,782	$1,515,674
	(0.21)	$0
Supplemental Disclosures:
Noncash investing & financing activities disclosure:
Write-off of Derivative Liability	$-	$(280,114)
Conversion of conv debt for stock	$(50,000)	$(408,566)
Other noncash operating activities disclosure:
Issuance of Common Stock for Services	$256,264	$75,578
Disclosure of cash paid for:
Interest	$12,205	$89,348

Sigma Labs, Inc.

Statement of Stockholders’ Equity

For The Twelve Months Ended December 31, 2018 and the Year Ended December 31, 2017

	Common Stock Shares	Common Stock Amount	Additional Paid in Capital	Accumulated Deficit	Totals

Balance December 31, 2016	3,133,789	$3,135	$10,734,857	$-9,760,954	$977,038

Shares issued for Services at a price of $1.72	20,000	20	34,384		34,404

Shares issued for Services at a price of $3.25	5,232	5	16,999		17,004

Shares issued for Services at a price of $2.27	7,489	7	16,993		17,000

Shares issued for Services at a price of $2.07	8,213	8	16,992		17,000

Shares sold in Dawson & James Offering at a net price of $3.757	1,410,000	1,410	4,885,811		4,887,221

Warrants sold in Dawson & James Offering at a price of $0.13			183,300		183,300

Warrents sold at a price of $.01			2,115		2,115

Debt discount on notes payable	-	-	0	-	0

Shares Issued from exercise of Warrants	141,000	141	-141	-	0

Shares forfeited	-8,250	-8	-9,822	-	-9,830

Fractional shares issued at reverse stock split	1,178	1	-	-	1

Shares Issued for Note Payables Conversions	200,000	200	399,800		400,000
Shares Issued for Accrued Interest on Noter Payable (L1)	4,278	4	8,552		8,556
Shares Issued from exercise of Warrants (L1)	56,000	56	111,944		112,000
Writeoff of Derivative Liability upon note conversions			280,114		280,114

Stock options awarded to employees			510,496		510,496

Net loss for the twelve months ended December 31, 2017				-4,424,503	-4,424,503
Balance December 31, 2017	4,978,929	$4,979	$17,192,394	$-14,185,457	$3,011,916

Shares issued for Services at a price of $1.72	23,256	23	39,977	-	40,000
Shares issued for Services at a price of $1.2236	176,744	177	216,087	-	216,264

Convertible Preferred Shares issued in PIPE	-	-	877,499		877,499

Shares issued for Conversion of Preferred	1,000,000	1,000	-999	-	1
Preferred Dividends Paid upon Conversion				-15,125	-15,125
Shares Issued for Note Payables Conversions	25,000	25	49,975	-	50,000
Shares Issued for Cashless Exchange of Warrants	4,800	5	-5	-	0

Shares sold in DJames Public Offering at a net price of $0.895	2,040,000	2,040	1,720,360	-	1,722,400
Series C Convertible Preferred Shares Issued			346,500		346,500

Shares issued for Conversion of Preferred	350,000	350	-350	-	0

Shares Issued from exercise of Warrants	177,900	178	191,954	-	192,132

Stock options awarded to employees	-	-	868,015	-	868,015

Net loss for the Twelve months ended December 31, 2018	0	0	0	-5,574,163	-5,574,163
Balance December 31, 2018	8,776,629	$8,777	$21,501,407	$-19,774,745	$1,735,438